UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

April 24, 2014

Date of Report (Date of earliest event reported)

Commission file number: 1-33026

COMMVAULT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Crescent Place

Oceanport, New Jersey

07757

(Address of principal executive offices)

(Zip Code)

(732) 870-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of April 24, 2014, the Board of Directors of CommVault Systems, Inc. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) primarily to adopt a majority vote standard in uncontested director elections and a resignation requirement for directors who do not receive the requisite majority vote in an uncontested election for director, as described in more detail below.

New Section 2.8(c) of Article II of the Bylaws requires that, in uncontested elections, each director shall be elected by the affirmative vote of the majority of the votes cast, with respect to such election. Abstentions and broker non-votes are disregarded for the purposes of determining whether a nominee is elected as director. The Bylaws retain a plurality vote standard in the event of a contested election (i.e. where the Secretary of the Company has received notice that a stockholder has nominated a person for election as director in compliance with the advance notice provisions of the By-laws and such nomination has not been withdrawn on or prior to the tenth business day preceding the mailing of the Company’s notice of meeting). Prior to this amendment, directors of the Company were elected using a plurality vote standard.

New Section 3.4(b) of Article III of the Bylaws provides that, in the event an incumbent director fails to receive the affirmative vote of a majority of votes cast in an uncontested election, such director shall promptly tender his or her irrevocable resignation to the Board of Directors, contingent upon acceptance by the Board of Directors. Within 90 days after certification of the results of the stockholder vote, the Board of Directors shall act on the resignation, taking into account, among other things, a recommendation of the Company’s Nominations and Governance Committee. Within four business days after the Board of Directors formally decides whether or not to accept the resignation, the Company will publicly disclose that decision, together with an explanation of the process (and the reasons for rejecting the resignation, if applicable) in a press release, in a Form 8-K or other filing with the Securities and Exchange Commission or by other public announcement. Any director whose resignation is being so considered may not participate in the Nominations and Governance Committee’s recommendation or the Board of Director’s decision on the resignation.

The amendment moved the voting requirement from Section 2.7 of Article II of the Bylaws, which section addresses quorum requirements, to Section 2.8 of Article II, which addresses voting. New Section 2.8(b) of Article II of the Bylaws now sets forth the voting requirement for matters other than the election of directors, requiring the affirmative vote of a majority of the votes cast for such matter, with abstentions and broker non-votes disregarded. The prior voting standard for actions other than the election of directors was a majority of the voting power present in person or represented by proxy. In addition, the caption heading of Section 2.9 of Article II of the Bylaws was amended for clarification so it reads “Stockholders Votes on Precatory Proposals.”

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of CommVault Systems, Inc. as of April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

By:	/s/ Warren H. Mondschein
Name:	Warren H. Mondschein
Title:	VP, General Counsel and Secretary

DATE: April 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of CommVault Systems, Inc. as of April 24, 2014

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